Lincoln Financial Group
Sub-prime Residential Mortgage-Related Investments
As of June 30, 2007

The company’s exposure to sub-prime mortgage lending is limited to investments in banks and other financial institutions that may be impacted by sub-prime lending and direct investments in asset-backed securities collateralized debt obligations (ABS CDOs), residential mortgage asset-backed securities (ABS) and residential mortgage-backed securities (RMBS).  RMBS are backed by residential mortgages and mortgage-related ABS are backed by home equity loans.  These securities are backed by loans that are characterized by borrowers of differing levels of creditworthiness: Prime, Alt-A and Subprime.  Alt-A Loan is the origination of residential mortgage loans to customers who have Prime credit profiles but lack documentation to substantiate income. Subprime lending is the origination of loans to customers with weak or impaired credit profiles.

The slowing U.S. housing market, increased interest rates and relaxed underwriting standards for some originators of residential mortgage loans and home equity loans have recently led to higher delinquency rates, especially for loans originated in 2006.  The company expects delinquency rates and loss rates on residential mortgages and home equity loans to increase in the future; however, the company expects to continue to receive payments in accordance with contractual terms of the securities, largely due to the seniority of the claim on the collateral. The tranches of the securities will experience losses according to their seniority level with the least senior (or most junior), typically the unrated residual tranche, taking the first loss. The credit ratings of the securities reflect the seniority of the securities  that we own.  The company’s residential mortgage backed securities had an amortized cost of $8.7 billion and an unrealized loss of $135 million, or 1.5%, which is primarily due to the impact of changes in interest rates.

 The tables below summarize the nature of the company’s investments in securities backed by pools of residential mortgages or home equity loans, the credit quality of the underlying loans backing the securities and the year in which the loans backing our securities were originated. Investments backed by sub-prime loans were $861 million and represented 1.2% of the company’s total investment portfolio as of June 30, 2007. The amortized cost and fair value of the sub-prime investments were $861 million and $832 million, respectively.  93% of sub-prime investments were rated A or above and $431 million of the company’s sub-prime investments were backed by loans originating in 2005 and forward.

None of these investments include any direct investments in sub-prime lenders or mortgages. The company has exposure related to investments made by the hedge funds and limited partnerships that we own, but is not aware of material exposure to sub-prime in those asset-classes.

Collateral Creditworthiness of Residential Mortgage-backed Securities
($ in millions)

Type	Total	Prime	Alt-A	Subprime
RMBS	$7,391	$6,465	$926	$-
ABS	1,294	-	444	850
CDO	11	-	-	11
Total	$8,696	$6,465	$1,370	$861

Credit Quality of Securities
($ in millions)
Rating	Alt-A	Subprime
AAA	$1,031	$676
AA	266	67
A	42	55
BBB	24	52
BB and below	7	11
Total	$1,370	$861

Loan Origination Year
($ in millions)
Origination Year	Alt-A	Subprime
Pre- 2005	$365	$430
2005	130	262
2006	345	169
2007	530	-
Total	$1,370	$861

Forward-Looking Statements—Cautionary Language

Certain statements made in this document and in other written or oral statements made by Lincoln or on Lincoln’s behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance.  In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, operations, trends or financial results.  Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements.  Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

▪
Problems arising with the ability to successfully integrate our and Jefferson-Pilot’s businesses, which may affect our ability to operate as effectively and efficiently as expected or to achieve the expected synergies from the merger or to achieve such synergies within our expected timeframe;

▪
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, Lincoln’s products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline VACARVM; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

▪
The initiation of legal or regulatory proceedings against Lincoln or its subsidiaries and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which Lincoln and its subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities, and extra-contractual and class action damage cases; (c) new decisions that result in changes in law; and (d) unexpected trial court rulings;

▪	Changes in interest rates causing a reduction of investment income, the margins of Lincoln’s fixed annuity and life insurance businesses and demand for Lincoln’s products;
▪
A decline in the equity markets causing a reduction in the sales of Lincoln’s products, a reduction of asset fees that Lincoln charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs, value of business acquired, deferred sales inducements and deferred front-end loads and an increase in liabilities related to guaranteed benefit features of Lincoln’s variable annuity products;

▪	Ineffectiveness of Lincoln’s various hedging strategies used to offset the impact of declines in and volatility of the equity markets;
▪
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from Lincoln’s assumptions used in pricing its products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income, including as a result of investor-owned life insurance business;

▪
Changes in accounting principles generally accepted in the United States that may result in unanticipated changes to Lincoln’s net income, including the impact of the applications of Statement of Position 07-1 and Statements of Financial Accounting Standards 157 and 159;

▪
Lowering of one or more of Lincoln’s debt ratings issued by nationally recognized statistical rating organizations, and the adverse impact such action may have on Lincoln’s ability to raise capital and on its liquidity and financial condition;

▪
Lowering of one or more of the insurer financial strength ratings of Lincoln’s insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention, and profitability of its insurance subsidiaries;

▪
Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of Lincoln’s companies requiring that Lincoln realize losses on such investments;

▪
The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including Lincoln’s ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

▪	The adequacy and collectibility of reinsurance that Lincoln has purchased;
▪	Acts of terrorism, war, or other man-made and natural catastrophes that may adversely affect Lincoln’s businesses and the cost and availability of reinsurance;
▪
Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that Lincoln can charge for its products;

▪
The unknown impact on Lincoln’s business resulting from changes in the demographics of Lincoln’s client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life;

▪	Loss of key management, portfolio managers in the Investment Management segment, financial planners or wholesalers; and
▪
Changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding, and investment results.

The risks included here are not exhaustive. Lincoln’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC include additional factors which could impact Lincoln’s business and financial performance.  Moreover, Lincoln operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on Lincoln’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  In addition, Lincoln disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.